                                                                     Exhibit 4.6

                              [English Translation]

                            ASSET INJECTION AGREEMENT

         This Asset Injection Agreement (the "Agreement") is executed by the following three parties on May 15, 2002 in Jiangxi, the People's Republic of China (the "PRC"):

(1) China Mobile Communications Corporation, a wholly state-owned enterprise duly established and in good standing under the laws of the PRC, with its legal address at 53 A, Xibianmen Nei Da Jie, Xuanwu District, Beijing, the PRC ("CMCC");

(2) JIANGXI COMMUNICATION SERVICE COMPANY, a wholly state-owned enterprise duly established and in good standing under the laws of the PRC, with its legal address at Jin Yuan Building, Tao Yuan Xiao Qu, Nanchang, Jiangxi Province, the PRC (the "Service Company"); and

(3) JIANGXI MOBILE COMMUNICATION COMPANY LIMITED, a limited liability company duly established and in good standing under the laws of the PRC, with its legal address at Jin Yuan Building, Tao Yuan Xiao Qu, Nanchang, Jiangxi Province, the PRC ("Jiangxi Mobile").

WHEREAS:

1. Both Jiangxi Mobile and the Service Company are enterprise legal persons wholly owned by CMCC;

2. Pursuant to the relevant laws and regulations, the "Articles of Association of CMCC" agreed in principle by the State Council and published by the Ministry of Information Industry and the State Economy & Trade Commission, and approvals from relevant government authorities, CMCC has decided to, in the name of CMCC, inject and contribute the mobile communication businesses and related assets operated and managed by the Service Company in Jiangxi Province into Jiangxi Mobile, which will be operated and managed by Jiangxi Mobile.

NOW, THEREFORE, the three parties, namely CMCC, the Service Company and Jiangxi Mobile, have reached the following agreement:

ARTICLE ONE                DEFINITIONS

1.1 Unless the context indicates otherwise, the following terms shall have the meanings as defined below:

         "ASSET APPRAISAL REPORT" shall mean the asset appraisal report, with the Base Date being December 31, 2001, prepared by Zhong Qi Hua Asset Appraisal Company Limited and approved by the Ministry of Finance with regard to the assets and liabilities of the mobile communication businesses in Jiangxi Province (see Appendix A of the Agreement).

         "RELATED ASSETS" shall mean all assets, the contracts, agreements, certificates, business and operational data, documents and files in relation to the said assets and all rights and interests under the above said documentation, as well as any profits and benefits from such rights, interest and assets accrued thereon after December 31, 2001.

         "RELATED LIABILITIES" shall mean all liabilities set out in the Liability List in Appendix A of the Agreement and the contracts, agreements, certificates, business and operational data, documents and files in connection with such liabilities.

         "RELATED PERSONNEL" shall mean 2,088 employees engaged in mobile communication services and employed by the Jiangxi Mobile Communication Company (the predecessor of the Service Company).

         "RELATED SERVICES" shall mean the mobile communication businesses (and other telecommunication businesses) operated by Jiangxi Mobile Communication Company (the predecessor of the Service Company) in Jiangxi and all the telecommunication business licenses, spectrum use permits, telecommunication networks number resources use approvals, mobile telecommunication base station licenses and all other related authorizations held by it.

         "EFFECTIVE DATE" shall mean the date when the Agreement is executed.

1.2 Unless the Agreement specifies otherwise, the articles and appendixes mentioned herein shall mean the articles and appendixes of the Agreement. All appendixes constitute an integral part of the Agreement.

ARTICLE TWO                INJECTION OF ASSETS AND SERVICES

2.1 CMCC shall, on the Effective Date, inject all the Related Assets, the Related Liabilities and the Related Services into Jiangxi Mobile.

2.2 Upon the Effective Date, Jiangxi Mobile shall own the Related Assets and the Related Services, clear and free of any encumbrance, pledge or any other third-party interests, and shall assume the Related Liabilities.

2.3 Pursuant to the Asset Appraisal Report, the total value of such Related Asset, Related Liabilities and Related Services is RMB2,922,824,235.

2.4 The Base Date of the Asset Appraisal Report is December 31, 2001. During the period from the Base Date to the Effective Date, Jiangxi Mobile shall enjoy and assume any and all assets, interests, rights and liabilities arising from the Related Assets, the Related Liabilities and Related Services.

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2.5      The Service Company should notify the other party to any relevant contract regarding the transfer of the Related Asset, the Related Liabilities and the Related Services, and obtain such party's consent to such transfer.

ARTICLE THREE              EQUITY INTERESTS AFTER CAPITAL CONTRIBUTION

3.1 After the capital contribution, CMCC will still hold 100% of the equity interests in Jiangxi Mobile.

ARTICLE FOUR               RELATED PERSONNEL

4.1 From the Effective Date, the Related Personnel shall be employed by Jiangxi Mobile.

ARTICLE FIVE               REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

5.1 Each party hereto represents, warrants and undertakes to the other parties that:

     (1) it is an independent legal person duly established and in good standing under the laws of China;

     (2) it has all requisite right, authority and power to execute the Agreement and perform the responsibilities and obligations under the Agreement;

     (3) Any and all terms and conditions under the Agreement comply with its incorporation and charter documents, laws and regulations of China, and any agreement entered into with any third party;

     (4) The representative to sign the Agreement has been duly authorized. The Agreement, upon execution, will constitute legal, valid, binding and enforceable obligations of each of CMCC, the Service Company and Jiangxi Mobile.

5.2 Each of CMCC and the Service Company hereby represents and warrants to Jiangxi Mobile that, as of the Effective Date, Jiangxi Mobile will own the Related Assets and the Related Services, clear and free of any encumbrance, pledge or any other third-party interests.

5.3 Jiangxi Mobile hereby represents and warrants to CMCC and the Service Company that, as of the Effective Date, Jiangxi Mobile will undertake the Related Liabilities, including payment of construction in progress due after the Effective Date.

ARTICLE SIX                LIABILITIES ARISING FROM BREACH OF CONTRACT

6.1 In case of any breach of the provisions or representations, warranties and undertakings under the Agreement, the party that breaches the Agreement shall compensate the other parties to the Agreement or undertake any and all losses, expenses and liabilities arising from the breach of contract of the other parties, including, but not limited to, the relevant litigation or arbitration costs and attorney fees.

ARTICLE SEVEN              CONFIDENTIALITY

7.1 Unless stipulated or required by the law or relevant regulatory body, any party to the Agreement shall not provide or disclose any information in relation to the business and finance of the other parties to any institute or individual without the prior written consent of the other parties.

ARTICLE EIGHT              FORCE MAJEURE

8.1 In any event of force majeure which is unforeseeable, unavoidable and insurmountable to its happening and consequences, resulting in any inability on any party to perform the related obligations hereunder, the affected party shall immediately notify the other parties of such event, and provide the other parties within fifteen (15) days valid documents of proof evidencing the detailed occurrence of such event, and reasons for its inability or delay to perform all or part of such obligations under the Agreement. Upon the extent to which an event of force majeure affects the performance of such obligations, the parties hereto shall consult each other so as to work out fair and reasonable remedies and endeavour to solve the matter.

ARTICLE NINE               SETTLEMENT OF DISPUTES

9.1 Any dispute arising from or in connection with the interpretation or performance of this Agreement shall be settled by the parties through friendly negotiations conducted among representatives appointed by the parties for this purpose. In the case that no resolution is reached through consultations within 60 days after the occurrence of such dispute, any party may bring an action to a competent people's court for its judgment.

ARTICLE TEN                GOVERNING LAW

10.1 The Agreement shall be governed by and interpreted in accordance with the laws of the PRC.

ARTICLE ELEVEN             NO WAIVER

11.1 Unless the law states otherwise, any failure to exercise or delay in exercising its rights or powers by one party hereunder shall not be construed as a waiver of such rights or powers. Any one time or partial exercise of such rights or powers by one party shall not affect any further or complete exercise of such rights or powers.

ARTICLE TWELVE             NOTICES

12.1 Any notice to be given under the Agreement shall be made in writing and sent by mail, telex, telegraph or facsimile to the other party's address set out in the front page of the Agreement or to any other address as such party may designate in writing from time to time.

12.2 Any notice shall be deemed as having been received at the time of delivery if delivered in person; if delivered by mail, on the date of the receipt; if delivered by telex, at the time of taking back the receipt; if transmitted by facsimile, upon delivery.

ARTICLE THIRTEEN           EFFECTIVENESS AND MISCELLANEOUS

13.1 The Agreement shall come into effect upon the date when it is executed by the legal representatives or authorized representatives of the parties.

13.2 Upon the unanimous agreement of the parties hereto, the Agreement may be amended or supplemented and any of such amendment or supplementary to the Agreement shall be effective only if they are in writing and executed by the legal representatives or authorized representatives of the parties.

13.3 The Agreement is severable. Should any provision hereof for any reason at any time be declared invalid or unenforceable by a competent court, the validity and enforceability of the remaining provisions herein shall remain intact. Under such circumstances, the parties hereto shall, on the principle of honesty and trust, consult each other to conclude a replacement provision, so as to materialize the purpose of the severed provision.

13.4 The Agreement is executed in Chinese in four (4) original counterparts, three of which shall be retained by each party hereto, one shall be filed with the government authority in administering industry and commerce. Each counterpart is equally effective.

CHINA MOBILE COMMUNICATIONS CORPORATION

By: /s/ XUE Taohai
   -------------------------------------------------
   Legal Representative or Authorized Representative

JIANGXI COMMUNICATION SERVICE COMPANY

By: /s/ TU Yuqing
   -------------------------------------------------
   Legal Representative or Authorized Representative

JIANGXI MOBILE COMMUNICATION COMPANY LIMITED

By: /s/ JIAN Qin
   -------------------------------------------------
   Legal Representative or Authorized Representative

APPENDIX A                                                               URGENT

                          MINISTRY OF FINANCE DOCUMENT

                              Cai Qi [2002] No. 153

          LETTER REGARDING VERIFICATION AND APPROVAL OF ASSET APPRAISAL
        OF INCREASE OF CAPITAL IN MOBILE COMMUNICATION COMPANIES LIMITED
                IN ANHUI AND OTHER SEVEN MUNICIPALITIES/PROVINCES
      AND OF CAPITAL CONTRIBUTION IN CHINA MOBILE (HONG KONG) GROUP LIMITED
                   BY CHINA MOBILE COMMUNICATIONS CORPORATION

China Mobile Communications Corporation:

         We acknowledge receipt from your company of the "Application for Confirmation of Asset Appraisal Results of Increase of Capital in Mobile Communication Companies Limited in Anhui and Other Seven Provinces/Municipalities and of Capital Contribution in China Mobile (Hong Kong) Group Limited by China Mobile Communications Corporation" (Zhong Yi Cai [2002] No.152), the Asset Appraisal Reports of Increase of Capital in the Mobile Communication Companies Limited in the Eight Provinces/Municipalities by China Mobile Communications Corporation, and the Asset Appraisal Reports of China Mobile Communications Corporation's Contribution of the entire Interests of the Eight provincial Mobile Operations into China Mobile (Hong Kong) Group Limited (Zhong Qi Hua Ping Bao Zi [2002] No.018-1-1 to 8 & No.018-2-1 to 8), prepared by Zhong Qi Hua Asset Appraisal Company Limited. After examination and verification, we hereby reply as follows:

1. The corresponding economic actions of this project have been approved by the State Council.

2. Zhong Qi Hua Asset Appraisal Company Limited, the appraisal institution undertaking the asset appraisal in this project, possesses the securities business asset appraisal qualifications duly issued by the relevant department(s) of the State, and that the relevant appraisal personnel signing all the asset appraisal reports possesses qualifications required for practicing as certified asset appraisers.

3. The format and content of the asset appraisal report basically comply with the specified requirements. The base date of such appraisals is December 31, 2001. The appraisal conclusions in the appraisal reports are valid only in respect of the increase of capital by China Mobile Communications Corporation in the Mobile Communications Companies Limited in Anhui and other seven provinces/municipalities, and of the asset injection by China Mobile Communications Corporation into China Mobile (Hong Kong) Group Limited. Such conclusions shall become invalid from December 31, 2002.

4. Users of such appraisal reports shall pay attention to the special items disclosed therein and the legal validity of the appraisal reports, etc.

5. Legal liabilities of such appraisal reports shall be borne jointly by the appraisal institution engaged to undertake such appraisals and the certified asset appraisers signing such appraisal reports, and such liabilities shall not be displaced by reason of the verification and approval from the appraisal administrative department.

EXHIBITS:

         1. Summary statement of the asset appraisal results issued by Zhong Qi Hua Asset Appraisal Company Limited regarding the increase of capital in the eight provincial/municipality Mobile Communication Companies Limited by China Mobile Communications Corporation.

         2. Summary statement of the asset appraisal results issued by Zhong Qi Hua Asset Appraisal Company Limited regarding the capital contribution of the entire interests of the eight provincial/municipality Mobile Communication Companies Limited into China Mobile (Hong Kong) Group Limited by China Mobile Communications Corporation.

         3. Summary statement of the asset appraisal results issued by Zhong Qi Hua Asset Appraisal Company Limited regarding the increase of capital in Anhui Mobile Communication Company Limited by China Mobile Communications Corporation.

         4. Summary statement of the asset appraisal results issued by Zhong Qi Hua Asset Appraisal Company Limited regarding the capital contribution of the entire interests of Anhui Mobile Communication Company Limited into China Mobile (Hong Kong) Group Limited by China Mobile Communications Corporation.

         5. Summary statement of the asset appraisal results issued by Zhong Qi Hua Asset Appraisal Company Limited regarding the increase of capital in Jiangxi Mobile Communication Company Limited by China Mobile Communications Corporation.

         6. Summary statement of the asset appraisal results issued by Zhong Qi Hua Asset Appraisal Company Limited regarding the capital contribution of the entire interests of Jiangxi Mobile Communication Company Limited into China Mobile (Hong Kong) Group Limited by China Mobile Communications Corporation.

         7. Summary statement of the asset appraisal results issued by Zhong Qi Hua Asset Appraisal Company Limited regarding the increase of capital in Hunan Mobile Communication Company Limited by China Mobile Communications Corporation.

         8. Summary statement of the asset appraisal results issued by Zhong Qi Hua Asset Appraisal Company Limited regarding the capital contribution of the entire interests of Hunan Mobile Communication Company Limited into China Mobile (Hong Kong) Group Limited by China Mobile Communications Corporation.

         9. Summary statement of the asset appraisal results issued by Zhong Qi Hua Asset Appraisal Company Limited regarding the increase of capital in Hubei Mobile Communication Company Limited by China Mobile Communications Corporation.

         10. Summary statement of the asset appraisal results issued by Zhong Qi Hua Asset Appraisal Company Limited regarding the capital contribution of the entire interests of Hubei Mobile Communication Company Limited into China Mobile (Hong Kong) Group Limited by China Mobile Communications Corporation.

         11. Summary statement of the asset appraisal results issued by Zhong Qi Hua Asset Appraisal Company Limited regarding the increase of capital in Sichuan Mobile Communication Company Limited by China Mobile Communications Corporation.

         12. Summary statement of the asset appraisal results issued by Zhong Qi Hua Asset Appraisal Company Limited regarding the capital contribution of the entire interests of Sichuan Mobile Communication Company Limited into China Mobile (Hong Kong) Group Limited by China Mobile Communications Corporation.

         13. Summary statement of the asset appraisal results issued by Zhong Qi Hua Asset Appraisal Company Limited regarding the increase of capital in Chongqing Mobile Communication Company Limited by China Mobile Communications Corporation.

         14. Summary statement of the asset appraisal results issued by Zhong Qi Hua Asset Appraisal Company Limited regarding the capital contribution of the entire interests of Chongqing Mobile Communication Company Limited into China Mobile (Hong Kong) Group Limited by China Mobile Communications Corporation.

         15. Summary statement of the asset appraisal results issued by Zhong Qi Hua Asset Appraisal Company Limited regarding the increase of capital in Shanxi Mobile Communication Company Limited by China Mobile Communications Corporation.

         16. Summary statement of the asset appraisal results issued by Zhong Qi Hua Asset Appraisal Company Limited regarding the capital contribution of the entire interests of Shanxi Mobile Communication Company Limited into China Mobile (Hong Kong) Group Limited by China Mobile Communications Corporation.

         17. Summary statement of the asset appraisal results issued by Zhong Qi Hua Asset Appraisal Company Limited regarding the increase of capital in Shaanxi Mobile Communication Company Limited by China Mobile Communications Corporation.

         18. Summary statement of the asset appraisal results issued by Zhong Qi Hua Asset Appraisal Company Limited regarding the capital contribution of the entire interests of Shaanxi Mobile Communication Company Limited into China Mobile (Hong Kong) Group Limited by China Mobile Communications Corporation.

                                  May 15, 2002

                  (official seal of the Ministry of Finance)

Key Terms: Assets, appraisal, Letter

Copy to: Anhui Mobile Communication Company, Jiangxi Mobile Communication Company, Hunan Mobile Communication Company, Hubei Mobile Communication Company, Sichuan Mobile Communication Company, Chongqing Mobile Communication Company, Shanxi Mobile Communication Company, Shaanxi Mobile Communication Company

EXHIBIT 5

                SUMMARY STATEMENT OF THE ASSET APPRAISAL RESULTS
             ISSUED BY ZHONG QI HUA ASSET APPRAISAL COMPANY LIMITED
                        REGARDING THE INCREASE OF CAPITAL
         IN JIANGXI MOBILE COMMUNICATION COMPANY LIMITED BY CHINA MOBILE
                           COMMUNICATIONS CORPORATION

Appraisal base date: December 31, 2001                     in RMB Ten Thousands

-----------------------------------------------------------------------------------------------------------
                                                         BOOK VALUE                               INCREASE/
                                          BOOK             AFTER        APPRAISAL    INCREASE/    DECREASE
               ITEM                       VALUE          ADJUSTMENT       VALUE      DECREASE     RATIO (%)
-----------------------------------------------------------------------------------------------------------
Current assets                           93476.34          93476.34      93291.70      -184.63       -0.20
-----------------------------------------------------------------------------------------------------------
Fixed Assets                            478037.33         478037.33     468551.46     -9485.88       -1.98
-----------------------------------------------------------------------------------------------------------
      Including:
-----------------------------------------------------------------------------------------------------------
       Construction in progress          41288.25          41288.25      39585.95     -1702.30       -4.12
-----------------------------------------------------------------------------------------------------------
       Building                          30781.76          30781.76      31861.73      1079.97        3.51
-----------------------------------------------------------------------------------------------------------
       Machinery                        404952.95         404952.95     384538.31    -20414.63       -5.04
-----------------------------------------------------------------------------------------------------------
       Land                                988.00            988.00      12551.41     11563.41     1170.38
-----------------------------------------------------------------------------------------------------------
Intangible assets                         4044.75           4044.75       9910.95      5866.20      145.03
-----------------------------------------------------------------------------------------------------------
      Including:
-----------------------------------------------------------------------------------------------------------
      Land use rights                     3576.10           3576.10       9876.94      6300.84      176.19
-----------------------------------------------------------------------------------------------------------
Other assets                              1137.89           1137.89        801.76      -336.13      -29.54
-----------------------------------------------------------------------------------------------------------
         Total assets                   576696.31         576696.31     572555.87     -4140.45       -0.72
-----------------------------------------------------------------------------------------------------------
Current liabilities                     260818.44         260818.44     260818.44            -           -
-----------------------------------------------------------------------------------------------------------
-Long-term liabilities                   19455.00          19455.00      19455.00            -           -
-----------------------------------------------------------------------------------------------------------
       Total liabilities                280273.44         280273.44     280273.44            -           -
-----------------------------------------------------------------------------------------------------------
          Net assets                    296422.87         296422.87     292282.42     -4140.45       -1.40
-----------------------------------------------------------------------------------------------------------

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